AGREEMENT


         THIS AGREEMENT is made and entered into as of July 23, 1996 by and between SURVIVALINK CORPORATION (the "Company"), a Minnesota corporation, and the undersigned investors (collectively, the "Investors").


                                    RECITALS

         WHEREAS, in May 1994, the Company sold to a group of investors (the "Investor Group"), including the undersigned Investors, an aggregate of 226,667 shares of Common Stock and Warrants for an aggregate of 85,000 additional shares of Common Stock, pursuant to Stock Purchase Agreements dated May 29, 1994 (collectively, the "Stock Purchase Agreement") with the Company, as follows:

                  David S. Goldsteen        133,333 shares and 50,000 Warrants
                  Leslie Biller              50,000 shares and 18,750 Warrants
                  Jeff Zalasky               20,000 shares and  7,500 Warrants
                  W.B Erickson               16,667 shares and  6,250 Warrants
                  James M. Gahlon             6,667 shares and  2,500 Warrants

         WHEREAS, the Stock Purchase Agreement provides the members of the Investor Group with certain rights (i) to purchase their pro rata portion of any issuances of additional securities of the Company, (ii) to designate a member of the Company's Board of Directors, and (iii) to have the Purchased Shares and/or Warrant Shares (as defined in the Stock Purchase Agreement) registered under the Securities Act; and

         WHEREAS, the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") for an initial public offering (the "Offering") of shares of the Company's Common Stock to be underwritten by a group of underwriters (the "Underwriters") for which NatWest Securities Limited, Vector Securities International, Inc. and John G. Kinnard and Company Incorporated are acting as representatives (the "Representatives"); and

         WHEREAS, the Underwriters have required that the rights described above be terminated, waived and/or modified in order to facilitate the Offering; and

         WHEREAS, each of the undersigned Investors acknowledges that he will benefit from the successful completion of the Offering;

         NOW, THEREFORE, in consideration of the foregoing recitals, the respective covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE 1
                         TERMINATION OF INVESTOR GROUP;
                 TERMINATION OF RIGHT TO DESIGNATE BOARD MEMBER

         1.1 Disclaimer; Termination of Investor Group. The Stock Purchase Agreement provides certain rights that may be exercised by the Investor Group, as a group, including the right to designate a representative to the Company's Board of Directors (the "Board"), to serve as a member of the Board or as a non-voting observer to the Board, as set forth in Section 2.c of the Stock Purchase Agreement. The undersigned Investors hereby disclaim any intent or agreement to act together for the purpose of acquiring, holding, voting or disposing of the Company's securities, and disclaim membership in any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. If and to the extent that the Investor Group may comprise a "group" within the meaning of such section, the undersigned Investors agree that such group is hereby terminated.

         1.2 Termination of Right to Designate Board Member. Section 2.c of the Stock Purchase Agreement provides that the Investor Group shall have the right to designate a representative to the Board. Each of the undersigned Investors, who individually or collectively hold the number of shares required to exercise the right of the Investor Group to designate a representative to the Board, hereby agrees and acknowledges that his or their right to designate a representative shall terminate on the closing of the Offering.


                                    ARTICLE 2
                      TERMINATION OF RIGHT OF FIRST REFUSAL

         2.1 Termination of Right of First Refusal. Section 2.a of the Stock Purchase Agreement provides the members of the Investor Group with certain rights of first refusal, i.e., the right to purchase all or part of their pro rata share of any New Securities (as defined in the Stock Purchase Agreement) which the Company may, from time to time, propose to sell and issue. Each of the undersigned Investors hereby acknowledges that, pursuant to Section 2.b of the Stock Purchase Agreement, such right of first refusal shall terminate on the closing of the Offering.


                                    ARTICLE 3
                      AGREEMENTS OF OTHER SECURITY HOLDERS

         3.1 Agreements of Other Security Holders. The agreement of each of the undersigned Investors to terminate or limit his rights as set forth in Article 1, Article 2 and Article 3 of this Agreement shall become effective when, and only when, (a) this Agreement is executed by an Investor or Investors holding a majority of the securities sold to the Investor Group, and (b) the Company obtains substantially similar agreements from Medtronic, Inc. and The Vertical Fund Associates, L.P. Subject to the foregoing, this Agreement shall be binding on each of the Investors who executes this Agreement even though one or more other Investors may not have executed this Agreement.


                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

         4.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

                             SURVIVALINK CORPORATION


                             By     /s/ Bryon L. Gilman
                                      Byron L. Gilman
                                      Chief Executive Officer

                             INVESTORS:


                             /s/  David S. Goldsteen
                             David S. Goldsteen
                             Individually and on behalf of Leslie Biller,
                                      Jeff Zalasky, W.B. Erickson and
                                      James M. Gahlon